Exhibit 10.3


             AGREEMENT BETWEEN EDUCATIONAL VIDEO CONFERENCING, INC.
                               AND MERCY COLLEGE,
                FOR THE OFFERING OF INTERACTIVE VIDEO CONFERENCED
                        AND COMPUTER CONFERENCED COURSES



                               W I T N E S S E T H

         AGREEMENT made this 10th of March, 1998, between Mercy College, with offices located at 555 Broadway, Dobbs Ferry, New York 10522 (hereinafter "MERCY"), and Educational Video Conferencing Inc., (hereinafter "EVC"), with offices located at 35 E. Grassy Sprain Road, Suite 504, Yonkers, New York 10710.

                  WHEREAS, MERCY is an institution of higher learning duly certified by the Education Department of the State of New York and accredited by the Middle States Association to offer undergraduate and graduate courses, and

                  WHEREAS, EVC is a domestic corporation engaged in the business of providing access to such courses to consumers by way of interactive video conferencing and computer conferencing, and

                  WHEREAS, MERCY and EVC wish to enter into a mutually beneficial agreement whereby EVC will provide access to MERCY courses to such consumers,

                  NOW, THEREFORE in consideration of $10.00 in good funds, as well as the mutual covenants contained herein, the parties hereby agree as follows:

         1. a.) EVC shall have the right, for the duration of this agreement and any renewal hereof, to offer all accredited college courses, degree programs and non-degree courses and programs offered by MERCY via Interactive Video Conferencing/Distance Learning (hereinafter "IVC/DL") and Web-based Computer Conferencing/Distance Learning (hereinafter "CC/DL"), commencing in March, 1998. This is not an exclusive right.

              b.) For the purposes of this agreement, IVC/DL shall be defined as live, two way video conferencing, either over desktop computers equipped for video conferencing or video conferencing room systems, as the case may be, in which the student can see and hear the professor/instructor and the professor/instructor can see and hear the individual student. IVC/DL also shall include one-way video and two-way audio distance learning.

              c.) For the purposes of this agreement, CC/DL shall be defined as Web-based computer conferencing.

              d.) Unless MERCY and EVC agree otherwise in writing, the minimum class size for the offering of an ITV/DL and CC/DL course shall be Fifteen (15) students.


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT

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         2.   EVC will provide all hardware (except personal computers, modems, keyboards and monitors), software, and video conferencing equipment (collectively referred to as "equipment") necessary to provide access for MERCY courses to IVC/DL students. Students taking IVC/DL courses on desk-top computers must have modern computers capable of being video enabled and function as an IVC/DL desk-top system. Students taking CC/DL courses must have a modern computer, a modem and Internet access. The parties acknowledge that it is the goal of EVC to solicit students from corporations, governmental agencies and institutions (hereinafter "Institutional Employers") with substantial tuition reimbursement, and that EVC shall address all student use equipment issues with the Institutional Employers and their employees. In any event, MERCY shall not be responsible for the cost of any equipment whatsoever at Institutional Employer locations and/or students homes.

         3. EVC is responsible for costs for marketing, advertising, and promotion regarding EVC's offering of access to MERCY courses. Unless otherwise agreed, MERCY will provide brochures, catalogues, course schedules, program and course descriptions, posters, etc., to EVC for distribution to employees of EVC's corporate, governmental and institutional clients promoting the MERCY programs and courses offered through EVC.

         4. EVC will be responsible for installing and maintaining adequate telephone lines for teaching stations and for the cost of providing telecommunication signal transport for video conferenced courses from teacher stations to the MCU Bridge. EVC assumes responsibility or cost for obtaining, providing or paying for telecommunication signal transport for video conferenced courses from the MCU Bridge to corporate locations and/or students homes.

         5. EVC will be responsible for installing and maintaining up to 10 teaching stations in the rooms provided by MERCY to videoconference IVC/DL courses offered through EVC, subject to enrollment. All teaching stations installed and paid for by EVC shall remain the exclusive property of EVC. EVC assumes no responsibility or cost for obtaining, providing or paying for teacher station equipment for CC/DL courses.

         6. All equipment supplied by EVC is the sole and exclusive property of EVC, including but not limited to any and all patents, copyrights and trademarks, if any, associated therewith. All classroom, course and program materials or other information supplied by MERCY, and all rights and interests in said materials will remain the sole and exclusive property of MERCY.

         7. a.) EVC is responsible for the necessary maintenance, repair and/or replacement of video conferencing equipment supplied to MERCY for IVC/DL courses.

              b.) EVC will provide reasonably prompt service for repair or replacement of defective interactive video conferencing equipment and software as necessary.

              c.) MERCY will be responsible for the prompt repair and/or replacement of interactive video conferencing equipment located at MERCY , which may be damaged through improper or unauthorized use.

              d.) MERCY is responsible for the repayment to EVC of the cost of replacement of any EVC equipment, which is lost or stolen while in MERCY 's custody and control.

         8. Neither party shall utilize the other's name or any associated names, trademarks, copyrights, etc., without prior written consent. Such permission shall not be unreasonably denied.

         9. a.) EVC will provide faculty development to MERCY faculty reasonably required for the offering of MERCY courses through EVC.

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              b.) MERCY shall be responsible for obtaining the services of all faculty participating in courses offered through EVC, including but not limited to said faculty's salary, benefits (if any) and verification of qualifications. EVC assumes no responsibility for any costs associated therewith.

         10. EVC is solely responsible to provide site locations for IVC/DL students to participate in MERCY courses. MERCY assumes no responsibility for obtaining or maintaining said sites, nor for any rent or other costs associated therewith.

         11. EVC is not responsible for curriculum, course content, faculty qualifications, course materials or any other aspect of the academic content of any courses offered hereunder. However, MERCY agrees to be receptive to and consider EVC input as to course content presentation and delivery of IVC/DL and CC/DL courses consistent with required academic standards.

         12. EVC agrees to make every reasonable effort to maintain its equipment in good working order. However, EVC is not responsible for service or repair delays or interruption of service caused by strikes, labor actions, power outages (other than those limited to site locations alone), acts of God or other matters beyond EVC's control.

         13. MERCY hereby acknowledges that the IVC/DL and CC/DL programs marketed by EVC are targeted toward the non-traditional working adult student market and therefore agrees to use its best efforts (a) to offer IVC/DL courses at dates and times appropriate to the target market, including the hours of 8:00 a.m. and 11:00 p.m., seven days per week and at such other times requested by EVC Institutional Employers and their employees, subject to enrollment. and (b) to offer CC/DL courses commencing at times reasonable requested by EVC's Institutional Employers corporate and their employees, subject to enrollment, including but not limited to the three academic semesters offered each year by
MERCY: Fall, Spring and Summer.

         14. a.) The parties hereby acknowledge that this agreement is intended by the parties to facilitate the offering of college courses, degree programs and/or courses of study, which may lead to a degree or certificate.

              b.) MERCY shall attempt to obtain and/or maintain all New York State Department of Education, Middle States Association, and any other accreditation necessary to the offering of college courses and credits under the applicable law. Should MERCY lose its accreditation at any time during the term of this agreement or any renewal hereof, EVC shall have the right to cancel this contract at the end of the semester in progress, if applicable, or immediately if no semester is underway.

         15.  Administrative Functions

              a.) MERCY shall be responsible for all of its own administrative functions (admissions, academic advising, registration, financial aid, etc.) associated with the offering of IVC/DL and CC/DL courses through EVC.

              b.) MERCY shall hire, subject to EVC's approval, an admissions/administrative coordinator to work at MERCY's and EVC's offices on a part time or full time basis as registration demand requires. This employee shall be responsible for coordinating all aspects of the admission/administrative processes performed by MERCY employees for students applying to MERCY under this contract. The employee shall report to the Assistant Vice President for Academic Affairs in consultation with the Vice-President of Enrollment Management at EVC. EVC shall be responsible for FIFTY (50%) PERCENT of said employee's salary and benefits. MERCY shall pay the employee and

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shall deduct FIFTY (50%) PERCENT of said employee's salary and benefits from its cash disbursement to EVC on a monthly basis.

              c.) Beyond the first THREE HUNDRED FIFTY (350) prospective students which will be handled by the admissions/administrative coordinator set forth above in paragraph 15b, MERCY shall hire, subject to EVC's approval, one admissions/administrative counselor for each THREE HUNDRED FIFTY (350) prospective students interested in taking IVC/DL or CC/DL courses offered by MERCY through EVC. Said employees shall work out of EVC's and MERCY's offices. The employee shall report to the Assistant Vice President for Academic Affairs at MERCY in consultation with the Vice-President of Enrollment Management at EVC. EVC shall be responsible for FIFTY (50%) PERCENT of said employee's salary and benefits. MERCY shall pay the employee and shall deduct FIFTY (50%) PERCENT of said employee's salary and benefits from its cash disbursement to EVC on a monthly basis.

              d.) MERCY will provide all necessary administrative forms, applications, catalogues, etc., and written instructions to EVC in advance of marketing courses to any organization and it is understood by the parties that EVC is merely a conduit and assumes no liability whatever for the accuracy or correctness of the information in said forms provided by MERCY nor for return of any of the aforesaid documents to MERCY.

         16.  Fees

              a.) MERCY shall pay to EVC, on the 10th day of each month, [   *
            ] of the gross tuition actually collected by MERCY the preceding month, from any source whatever, from or on behalf of any student employed by an Institutional Employer customer of EVC registered for and attending accredited college degree courses being offered through EVC's, said payments to commence the month immediately following the collection of any such tuition by MERCY. All checks for courses taken will be made out to MERCY COLLEGE.

                  b.) EVC shall have the right, on a semi-annual basis, to examine the books and records of MERCY, pertaining to all students taking courses through EVC, in order to audit any accounts due and owing the respective parties. MERCY COLLEGE shall have the right to audit EVC accounts for students taking MERCY courses on the same basis.

                  c.) Commencing on April 10, 1998, and continuing on the 10th day of every month thereafter, MERCY will supply EVC with a list of all students who have applied to MERCY, and/or registered, for courses through EVC, the said list to include as available, each student's name, address, telephone number, social security number, registration, financial aid loans and payment status. EVC shall provide to MERCY updated information relating to MERCY students each month.

                  d.) EVC shall require that each student registering for a course offered through EVC, sign a waiver and release granting EVC access to said student's records, said waiver and release form to be provided to MERCY by EVC, the format of which shall be subject to MERCY 's approval, which approval shall not be unreasonably withheld.

                  e.) Within THIRTY (30) DAYS of the completion of each Fall and Spring Semester, MERCY shall Present to EVC, in writing, any requests for adjustments or credits on monies already paid to EVC, which credits or adjustments have been made necessary by an EVC student having dropped a course, bounced a check, etc. EVC will credit any such valid adjustment to MERCY 's account in three equal installments over the three months immediately following such request by MERCY.


[*] Confidential Portion

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

              f.) Students registering for MERCY courses through EVC who are employed by an Institutional Employer customer of EVC which have a tuition reimbursement policy for their employees shall be eligible for tuition deferment from MERCY until completion of the course, thereby enabling said students to register for MERCY courses through EVC without payment of tuition or fees up front. Said students shall be required to sign a tuition payment guarantee providing that they are fully responsible for 100% of all tuition in the event that, for any reason, they are not reimbursed by their employer.

              g.) Students registering for MERCY courses offered through EVC who are not employed by an Institutional Employer customer of EVC providing tuition reimbursement to their employees shall be required to pay tuition and fees up when registering.

         17. a.) MERCY will provide a minimum of three (3) dedicated rooms which will accommodate teaching stations in order to facilitate IVC/DL courses marketed by EVC emanating from its campus and will grant EVC, its agents and subcontractors, reasonable access to said facilities as is required for proper installation, operation, maintenance and repair of all equipment contemplated herein, including but not limited to IVC/DL equipment and telephone lines. Said room shall be a minimum of 10 feet by 16 feet with adequate electrical, air conditioning, lighting, etc., and be otherwise suitable for use as a video conferencing teacher station. Said rooms will be provided one at a time subject to registration demand.

              b.) Rooms at MERCY equipped by EVC for IVC/DL may not be used by the college for any class, function or other purpose, without the prior written permission of EVC.

         18. MERCY Public Relations Department will provide reasonable cooperation with EVC in promoting EVC/MERCY Telecommute to College Program and the IVC/DL and CC/DL course offerings offered through EVC.

         19. MERCY and EVC will, whenever possible, cooperate in applying for and obtaining, any grants, awards, stipends, fellowships, etc., which are mutually beneficial to the parties.

         20. MERCY shall maintain academic control over all courses and will be receptive to EVC input as to IVC/DL and CC/DL presentation.

         21. MERCY will assign at least one person who at all times will act as liaison between MERCY and EVC.

         22.  Term of Agreement

              a.) The basic term of this agreement shall be FIVE (5) YEARS.

              b.) The parties hereby acknowledge the necessity for allowing IVC/DL students continuity and ongoing access to courses and programs, so long as there is adequate registration.

              c.) In light of the foregoing, the parties agree that commencing July 1, 1998, and every July 1st thereafter, this agreement shall automatically be extended for an additional period of ONE (1) YEAR, subject to the conditions hereinafter contained.

              d.) In the event that either party should desire not to automatically extend this agreement, then and in that event, such party shall so notify the other in writing, by Certified Mail, Return Receipt Requested, no later than April 1 of any given year, after which the agreement will not be extended for an additional ONE (1) YEAR, but will have only the Four (4) YEARS of the existing term remaining.

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         23.  MERCY shall have the right to offer courses via IVC/DL and/or
CC/DL on its own, to Institutional Employer and/or the employees of any Institutional Employer not under contract with EVC. In such event, EVC shall not have any obligation to market, provide any services or equipment, permit the use of EVC's equipment, or incur any costs in connection with such offerings.

         24. MERCY agrees that, for the duration of this agreement and any extensions hereof, as well as for a period of ONE (1) YEAR immediately following any termination or expiration thereof, MERCY will not independently video conference or computer conference its college courses or programs under this contract to EVC clients or their employees. This provision does not include corporate clients who have employees taking distance learning courses from MERCY COLLEGE prior to March 1998.


         25.  Damages Limitation

              a.) It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

         26. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are void, of no effect, and are not binding upon the parties.

         27. No valid modification, amendment, or deletion may be made to this agreement except in writing and executed by the parties in substantially the same manner as this agreement.

         28. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

         29. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not effect the validity of the remainder of the agreement.

         30. This agreement shall be binding on the respective parties' heirs, successors, and assigns.

         31. The parties agree that any disputes or disagreements arising hereunder or in connection herewith shall be settled by binding arbitration before the American Arbitration Association at their offices located in White Plains, New York, and that any judgment awarded thereunder may be entered in any court of appropriate jurisdiction, and will have full force and effect therein.

         32. This agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

         In witness whereof the parties have hereunto set their hands and seal the date first appearing above.

EDUCATIONAL VIDEO CONFERENCING, INC.         MERCY COLLEGE

By: /s/ John J. McGrath                      By:/s/ Jay Sexter
    ---------------------------------           --------------------------------
    John J. McGrath, Ph.D., President           Dr. Jay Sexter, Ph.D., President